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                             REALNETWORKS, INC.
                           REALCHANNELS AGREEMENT

         This Agreement is made as of March 1, 2000 ("Effective Date") between RealNetworks, Inc., a Washington corporation located at 2601 Elliott Ave., Suite 1000, Seattle, Washington 98121 ("RN"), and Entertainment Boulevard, Inc., d.b.a. Vidnet ("Participant"), with an address as set forth on Exhibit A.

         This Agreement sets forth the terms and conditions under which RN agrees to promote and distribute links to Participant's RealMedia content (RealAudio, RealVideo, and other RN media types) and content headlines described on Exhibit A (collectively "Content") as part of RN's RealChannels program. In consideration for the mutual promises and covenants contained herein, the parties agree as follows:

1.       DESCRIPTION OF REALCHANNELS PROGRAM

1.1 REALCHANNELS ON THE REALPLAYER. Current versions of RN's RealPlayer G2 software include buttons that link directly to live or simulated live streaming media content delivered via the Internet ("RealChannels"). In this Agreement, "RealPlayer" means all versions of RN's proprietary RealPlayer G2 software or subsequent versions that RN may introduce and distribute during the Term, and includes both free and pay versions. RN may, in its discretion, name, re-name, or change the branding or trademarks associated with the RealChannels program (including releasing a version of the RealPlayer that does not include the RealChannels program), or any other aspect of the RealPlayer, at any time without notice.

1.2 CONTENT DELIVERY CHANNELS. The RealChannels drive pointers to the Content into Web sites and "push" applications delivering information directly to PC desktops via the publicly accessible Internet and into proprietary online services and other specialized services (collectively, "Content Delivery Channels").

2.       RN OBLIGATIONS

2.1 INCLUSION ON CUSTOMIZATION PAGE. RN's Customization Page ("Customization Page") is a publicly accessible Web site that includes a list of RealChannels from various RN content partners. Currently, the Customization Page can be found at http://208.147.89.194//customizerxml?GU=9330211032a02&PV=6.0.3.143&os=Win95%
204.0.50240&category=0&tier=0&id=0&I=en&lid=0. RN may change the location of the Customization Page at any time. End-users of the RealPlayer can customize the RealChannels of the RealPlayer by selecting content providers from the RealChannels Customization Page. RN will include Participant's RealChannel on the Customization Page during the Term.

2.2 SOFT DEFAULT REALCHANNEL. A version of the RealPlayer in the language set forth on Exhibit A, (the "Local Language" RealPlayer) is distributed to end users with certain pre-installed "soft default" RealChannels. A soft default RealChannel is a RealChannel that is automatically installed on an end users RealPlayer when the end user selects a particular category of interests. For example, a soft default sports RealChannel will be automatically installed in an end user's RealPlayer when the end user, during the RealPlayer installation process or otherwise, selects sports as a category of interest. RN agrees to include Participant as a soft default RealChannel, in the category identified on Exhibit A, in the Local Language RealPlayers distributed by RN during the Term, subject to the limitations herein. Participant's RealChannel will be available as a soft default in all standard, non-custom Local Language RealPlayers downloaded directly from RN Web sites to end users in the United States, or sold in non-bundled and non-customized versions through retail distribution in the United States; in addition to the foregoing, RN may also, in its discretion, offer Participant's RealChannel as a soft default in any or all other RealPlayers or to end users outside the United States. Participant acknowledges that RealChannels may be customized by individual end-users and that any RealChannel, including soft default RealChannels, may be removed or repositioned by end-users.

2.3 DISTRIBUTION OF CONTENT HEADLINES AND POINTERS. RN may use and/or distribute the Content Headlines or pointers to Participant's Content, but is under no obligation to do so.


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3.       PARTICIPANT OBLIGATIONS

3.1 CONTENT HEADLINE SPECIFICATIONS. Participant shall, on a daily basis, provide Content Headlines and information about the foregoing to RN in compliance with RN's Technical Specifications, currently available at http://presets6.real.com/channelspartners/index.html, which RN may revise from time to time.

3.2 NATURE OF CONTENT. Participant will provide Content for its RealChannel in compliance with RN's Technical Specifications. Without limiting the foregoing, the Content must be: (i) newsworthy, informational, educational or produced for entertainment purposes, and not merely promotional in nature; (ii) updated at least daily by Participant; and (iii) encoded in the specified RN media formats available during the Term. Participant shall, within thirty (30) days after the Agreement has been executed, provide RN with at least three (3) clips of Content that are each at least ten (10) minutes in length. Thereafter, Participant shall always ensure that at least three ten-minute clips of Content are available at any given time. The
Content can be hosted by Participant or hosted by RN pursuant to the terms of RN's standard Real Broadcast Network Services Agreement, if Participant has signed such an agreement.

3.3 CONTENT QUALITY. RN reserves the right, in its sole discretion, to terminate this Agreement if the quality of the Content does not meet RN's standards concerning the RealChannels program in any way. In the event of termination under this Section 3.3, RN will offer Participant a pro-rata refund based on the Participation Fee as set forth in Section 5.1 and the number of weeks left in the Term.

3.4 DOWNLOAD REALPLAYER BUTTON. Throughout the Term, Participant will prominently display, on those pages of Participant's World Wide Web site located at the URL set forth on Exhibit A ("Participant's Site") which contain streaming media Content in RealMedia formats, an RN-approved standard "Download RealPlayer" button, in the form provided by RN, the current form of which is shown on Exhibit B. Such button will link to the download area of RN's Web page from which end users may download free and/or pay (or "plus") versions of the RealPlayer, in the Local Language version. Such button shall be displayed either above the fold or at least as high and as prominently as the most prominent streaming media link on each such page containing Content. As used in this Section 3.4, "above the fold" means placement on a Web page in a manner such that an end user viewing the page in a browser window of 640x480 pixels can view the entire button without scrolling.

3.5 REALGUIDE BUTTON. During the Term of this Agreement, Participant will prominently display on Participant's Site, on those pages containing content in RealMedia formats, an RN approved standard "RealGuide" button that will directly link to RN's RealGuide. The current version of such button is shown on Exhibit B.

3.6 USE OF REALMEDIA FORMATS ON PARTCIPANT'S WEB SITES. Participant agrees that any media (including audio, video, animation or other content) made available in streaming media formats on Participant's Site during the Term will be made available in RealMedia formats (e.g., RealAudio, RealVideo, or other RN proprietary media formats); such media may also be made available in other streaming formats, provided that streaming media in non-RealMedia formats shall not be made available on pages containing RealMedia Content. Notwithstanding the foregoing, Participant may offer media in non-RealMedia formats without offering such media in RealMedia formats if: (a) such media was available on Participant's Site only in non-RealMedia formats prior to the Effective Date; or (b) Participant is expressly precluded by written agreement with a third party provider of such media from offering such media in RealMedia formats. Participant will not promote any other streaming media format on any page of Participant's Site containing RealMedia Content. Participant shall link to its RealChannel from a relevant, prominent location on Participant's Site. If Participant chooses to provide a link from its RealChannel to Partcipant's Site, such link must be to a Web page containing only RealMedia formatted content, if Participant includes streaming media content on that Web page.

3.7 EXCLUSIVITY. Participant will not promote any other streaming media player on any page of Participant's Site containing RealMedia Content. If Participant chooses to provide a link from its RealChannel to Participant's Site, or to any Web site, such link must be to a Web page that does not provide the opportunity to download any software media player other than the RealPlayer.


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3.8  MAINTENANCE OF CONTENT.  As between RN and Participant, and except as expressly provided herein, Participant is solely responsible and liable for the Content, and RN assumes no responsibility for editing, reviewing, controlling or any other activities with distributing any of the Content and shall not be liable to any third party in connection with such activities, whether or not RN undertakes such responsibilities. Participant shall be solely responsible for all costs and activities associated with the creation, maintenance, licensing, use and correction of the Content.

4.  LICENSE

4.1 CONTENT HEADLINES AND POINTERS. Participant hereby grants RN a non-transferable, worldwide, royalty-free license to: (i) link to the Content from the Content Headlines and Participant's RealChannel button through the Local Language RealPlayer; and (ii) use, transmit, distribute and redistribute Content pointers and other Participant links and descriptions of Content or Participant's RealChannel(s) to Content Delivery Channels in order to make Participant's Content accessible to Content Delivery Channel's end-users. RN shall have the right to include links to Participant's Content from all versions of RN's RealGuide, including syndicated versions, however named or distributed.

4.2 TRADEMARK LICENSE. Participant grants RN a non-exclusive, nontransferable, worldwide, royalty-free license to use Participant's trademarks and logos in connection with this Agreement, in the style and manner currently used by Participant and as communicated to RN. Subject to such style and manner restrictions, RN may use Participant's name, trademarks, logo, and RealChannel graphics in RN's marketing and advertising materials. Except as expressly provided herein, RN shall not be deemed by anything contained in this Agreement to acquire any right, title or interest in any trademark of Participant, and shall do nothing to prejudice the value or validity of Participant's rights therein or ownership thereof.

5.  PAYMENTS

5.1 PAYMENT TO RN. Participant shall pay to RN the Participation Fee set forth on Exhibit A for participation throughout the initial Term as a soft default RealChannel within the Local Language RealPlayer. The full payment is due and payable in U.S. dollars within ten (10) days of execution of this Agreement, and is non-refundable, except as set forth in Section 3.3.

5.2 EXCLUSIVE OF TAXES. All payments due hereunder are exclusive of any applicable taxes. Participant shall be responsible for all applicable national, state, and local taxes, value added or sales taxes, tariffs, exchange, interest, banking, collection, and other charges and levies and assessments pertaining to payments other than U.S. taxes based on RN's income.

5.3 NO WITHHOLDING. All payments by Participant to RN pursuant to this Agreement shall be made without any withholding or deduction of any withholding tax or other tax or mandatory payment to government agencies. If Participant is legally required to make any such withholding or deduction from any payment to RN under this Agreement, the sum payable by Participant upon which such withholding or deduction is based shall be increased to the extent necessary to ensure that, after such withholding or deduction, RN receives and retains, fee from liability for such withholding or deduction, a net amount equal to the amount RN would have received and retained in the absence of such required withholding or deduction.

5.4 PROVIDE RECEIPTS. In order to assist RN in obtaining tax credits or deductions, Participant shall provide to RN, in form acceptable to RN, original or certified copies of all tax payment receipts or other evidence of payment of taxes by Participant with respect to transactions or payments under this Agreement.

6.  ADVERTISING

6.1 INTRA-STREAM ADS. Participants shall retain one hundred percent (100%) of the revenue from its sale of audio, video, multimedia, banner, or other advertising embedded in the Content by Participant ("Intra-Stream Ads"). Participant shall at all times clearly differentiate advertising from Content.

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6.2  OTHER ADS.  Participant agrees that RN may insert pointers to RN's own media-based advertisements prior to pointers to the Content clips that RN distributes to Content Delivery Channels. RN shall at all times clearly differentiate advertising from Content. RN will retain one hundred percent (100%) of the revenue from its sale of any non-Intra-Stream Ads.

6.3 NO "AMBUSH" ADVERTISING. Participant shall not run Intra-Stream Ads or non-Intra-Stream Ads in Participant's Live Station for streaming media technology, streaming media players or streaming media websites owned or operated by Microsoft Corporation or Apple Computer.

7.  PROPRIETARY RIGHTS

7.1 OWNERSHIP OF CONTENT. As between RN and Participant, Participant remains the owner of all right, title and interest in and to the Content and any Content Headlines, and all copyrights, trademarks, and other intellectual property rights therein. Notwithstanding the foregoing, RN will retain all right, title, and interest in and to any Content Headlines authored by RN if Participant fails to provide a headline for Content as specified in the Technical Specifications.

7.2 RN'S OWNERSHIP. Except as provided in Section 7.1, RN shall be the sole owner of all right, title and interest in and to any content made, created, developed or used by RN in connection with the Content on RN's Web sites, the RealChannels, and all copyrights, trademarks, patents and other intellectual property rights therein. Participant represents and warrants that it has not and shall not acquire any right or interest in any trademark or trade name owned or used by RN, and that under no circumstances will it use, register or attempt to register any trademark, service mark, trade name, domain name or similar indicia containing the word "Real," or any other mark or domain name used by or confusingly similar to a mark used by RN, regardless of spelling or translation thereof.

8.  WARRANTIES/INDEMNIFICATIONS

8.1 PARTICIPANT WARRANTIES. Participant warrants and represents that: (i) the Content does not in any way violate any existing law, infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity, right of privacy or other proprietary rights of any third party, either in whole or in part; (ii) the Content contains no matter which, if published, will be libelous or defamatory; (iii) Participant has the necessary rights to grant RN the rights granted hereunder; (iv) the Content complies with all laws applicable to the transmission or use of the Content as specified in this Agreement for each country is which the Content is intended to be delivered; and (v) it is solely responsible for, and has paid or will pay, all amounts due any person or entity that has a right to receive any royalty or other payment as a result of RN's authorized use of the Content pursuant to this Agreement. Participant acknowledges that RN and its affiliates are the owners and/or licensees of the trademarks, service marks, commercial symbols and trade names used by RN.

8.2 PARTICIPANT INDEMNITY. Participant hereby agrees to indemnify, hold harmless and defend RN from all claims, damages, costs and expenses, including reasonable attorneys' fees and litigation expenses, arising out of or as a result of Participant's breach of the above warranties and representations or this Agreement. Notwithstanding the foregoing, Participant shall not be liable for any material not contained in or a part of the Content Headlines and inserted in the Content Headlines by RN, whether with or without the permission of Participant. Participant, at its own expense, shall have the right to employ separate counsel and participate in the defense thereof.

9.  TERM AND TERMINATION

9.1 TERM. Unless sooner terminated as provided herein, the initial Term of this Agreement shall commence as of the Effective Date and expire one year thereafter. This Agreement will renew automatically for additional one year periods, unless either party notifies the other party in writing of its intent not to renew at least thirty (30) days prior to the end of the initial Term or any subsequent renewal Term. As used herein, "Term" means the initial Term and any renewal Term.

9.2 TERMINATION FOR BREACH. If either party materially breaches any provision of this Agreement and such breach has not been cured within fifteen (15) days after the other party has given written notice of such breach, the non-breaching

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party may terminate this Agreement upon fifteen (15) days' written notice to the breaching party. RN may terminate this Agreement immediately without further notice if payment is not received in accordance with this Agreement.

9.3 TERMINATION FOR INSOLVENCY. RN may, at its option and upon written notice, terminate this Agreement, effective immediately, should Participant:
(i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of its creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (v) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs, provided such decree is not dismissed within forty-five (45) days.

9.4 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement for any reason, all licenses granted herein shall terminate except that RN shall have five (5) business days to remove Participant's RealChannel and Content Headlines from Content Delivery Channels. Sections 5, 6, 7, 8, 9.4, and 10.4 shall survive the expiration or termination of this Agreement for any reason.

10.  MISCELLANEOUS

10.1 EXCLUSION OF CERTAIN DAMAGES. EXCEPT WITH RESPECT TO PARTICIPANT'S OBLIGATIONS UNDER SECTION 8.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN TORT, CONTRACT OR UNDER ANY OTHER LEGAL THEORY FOR ANY CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL LOSS OR DAMAGES ARISING OUT OF THIS
AGREEMENT, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

10.2 NOTICES AND CONTACT INFORMATION. Any notice or payment to be made or given to either party shall be sufficiently made or given on the date of mailing if addressed to RN as set forth below or to Participant as set forth on Exhibit A and (i) sent to such party by facsimile, the receipt of which is confirmed by return facsimile specifically acknowledging receipt; (ii) if delivered personally with receipt acknowledged; or (iii) sent by DHL Worldwide Express or comparable international courier service for the soonest possible delivery. Either party may change its notice and contact information by providing notice, in the manner set forth above, to the other party.

               RN:

               Shelley Morrison
               Vice President, Media & Distribution
               RealNetworks, Inc.
               2601 Elliott Ave.
               Seattle, Washington 98121
               U.S.A.
               Fax: (206) 448-0427

               With a copy to:
               Kelly Jo MacArthur, VP & General Counsel at the same address
               Fax: (206) 674-2695

10.3 NON-ASSIGNMENT. This Agreement is personal to Participant. Participant may not sublicense, assign, or otherwise transfer any of its rights in this Agreement, without the express written consent of RN. If Participant is acquired by or merges with a third party, or all or substantially all of Participant's assets, or Participant's assets relating to this Agreement, are acquired by a third party, RN may terminate this Agreement, effective immediately upon written notice.

10.4 GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be governed by the laws of the State of Washington, United States of America, without regard to conflicts of law provisions, and Participant consents to the

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exclusive jurisdiction and venue of the state and federal courts sitting in the State of Washington. This Agreement shall not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded. Upon request by RN, Participant shall execute any document or instrument, undertake any action, or refrain from any action if such execution or action is reasonably necessary to make the foregoing choice of law and choice of forum effective and enforceable.

10.5 PRESS RELEASES. Neither party shall issue any press releases relating to this Agreement or the relationship between the parties without the other party's review of and written consent to the press release.

10.6 GENERAL. No waiver, amendment or modification of any provision of this Agreement shall be effective unless it is in a document that expressly refers to this Agreement and is signed by both parties. Except as specifically provided herein, failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. The parties are separate and independent legal entities, and the relationship between the parties shall be that of independent contractors. It is expressly understood that the parties do not by this Agreement intend to form, nor shall this Agreement be construed to constitute, a partnership or joint venture between them. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby. This Agreement and the attached Exhibits, which are incorporated herein by this reference, constitute the complete and entire agreement between the parties, and supersede and cancel all prior negotiations, understandings, correspondence and agreements, oral and written, express or implied, between the parties relating to the subject matter hereof, and shall be binding only when executed by both parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.


REALNETWORKS, INC.                        PARTICIPANT

                                          -----------------------------------

By:                                       By:   /s/ Stephen Brown
   ----------------------------------        --------------------------------


Name:                                     Name:     Stephen Brown
     --------------------------------          ------------------------------

Title:                                    Title:         CEO
      -------------------------------           -----------------------------

Date:                                     Date:         3-9-00
     --------------------------------           -----------------------------

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                                   EXHIBIT A

                             DESCRIPTION OF CONTENT



PARTICIPANT CONTACT INFORMATION:

FULL CORPORATE NAME:     Entertainment Boulevard, Inc. d.b.a.
                         Vidnet
                         ------------------------------------
   Address:              12910 Culver Blvd. Suite I
                         ------------------------------------

                         ------------------------------------

   City, State/Country,  Los Angeles, CA
   Postal Code (if any)  90066
                         ------------------------------------

CONTACT PERSON:          Adam Clampitt
                         ------------------------------------
   Title:                VP Business Development
                         ------------------------------------
   Phone:                310-578-5404 x. 206
                         ------------------------------------
   Fax:                  310-578-6304
                         ------------------------------------
   Email                 Adam@corp.vidnet.com
                         ------------------------------------

                         ------------------------------------
WITH COPY TO:            Stephen Brown
                         ------------------------------------
   Title:                President / CEO
                         ------------------------------------
   Phone:                310-578-5404
                         ------------------------------------
   Fax:                  310-578-6304
                         ------------------------------------
   Email:                Stephen@corp.vidnet.com
                         ------------------------------------

                         ------------------------------------

PARTICIPANT'S CONTENT:

Participant's Content will consist of the following: (insert short description): Streaming Entertainment-related media including Vidnet Music, Vidnet Movies, Vidnet Sports

Participant's RealChannel Category: "Entertainment" Soft Default

Content to be hosted in the following datatypes (E.G., RealAudio, RealVideo, RealPix): RealAudio, RealVideo

Local Language Version: English

Participant's URL:      www.vidnet.com

Participation Fee:      $175,000 "slotting" fee, $25,000 Creative and Launch Fee
                        +$0.10 per access, after a total number of 860,045 accesses to Vidnets' channel, capped at a maximum additional charge to Vidnet of $100,000.

                        Payment of $95,000 Slotting Fee and $25,000 creative and launch fee will be paid upon execution of contract, remaining "slotting" fee shall be paid in two equal payments of $40,000 each on June 1, 2000 and September 1, 2000. After RN's

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                        minimum guarantee of $60,045 total accesses, Vidnet's
                        additional per access charges shall be billed monthly



                                       EXHIBIT B



                          SPECIFICATIONS OF REALPLAYER BUTTON


                      RN GRAPHIC FOR RN SEARCH = 88 X 33-bitmap


                                      [GRAPHIC]


                          SPECIFICATIONS OF REALGUIDE BUTTON


                      RN GRAPHIC FOR RN SEARCH = 128 X 67-bitmap


                                      [GRAPHIC]

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